Exhibit 4.1

Execution Copy

DISCOVER BANK

Master Servicer, Servicer and Seller

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

on behalf of the Certificateholders

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED

POOLING AND SERVICING AGREEMENT

Dated as of June 4, 2010

DISCOVER CARD MASTER TRUST I

Dated as of

October 3, 2014

LW Draft 9/18/14

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT (this “Amendment”), dated as of October 3, 2014, is entered into by and between DISCOVER BANK, a Delaware banking corporation (formerly Greenwood Trust Company), as Master Servicer, Servicer and Seller (“Discover Bank”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee (the “Trustee”).

WHEREAS, Discover Bank and the Trustee are parties to that certain Second Amended and Restated Pooling and Servicing Agreement, dated as of June 4, 2010, by and between Discover Bank and the Trustee, relating to the Discover Card Master Trust I, as amended by that certain First Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of October 18, 2011 (the “Agreement”); and

WHEREAS, pursuant to Section 13.01(a)(iv) of the Agreement, Discover Bank and the Trustee desire to amend Exhibit L of the Agreement to correct inconsistent provisions in Exhibit L with respect to applicable servicing criteria to be addressed in assessment of compliance.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

1. Definitions. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.

2. Amendment to the Agreement.

Effective as of the date hereof Exhibit L of the Agreement is amended by replacing the exhibit in its entirety with the Exhibit L attached hereto as Annex A.

3. Effect Upon the Agreement. Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

4. Incorporation by Reference. The provisions of Sections 13.04 (Governing Law; Exclusive Forum), 13.07 (Severability of Provisions), 13.10 (Further Assurances), 13.12 (Counterparts) and 13.13 (Third Party Beneficiaries) of the Agreement shall be incorporated into this Amendment, mutatis mutandis, as if references to “this Agreement” in the Agreement were references to this Amendment.

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IN WITNESS WHEREOF, Discover Bank and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

DISCOVER BANK, as Master Servicer, Servicer and Seller

By:
Name:	Michael F. Rickert
Title:	Vice President, Chief Financial Officer and Assistant Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:	Edwin J. Janis
Title:	Vice President

Annex A

Exhibit L (attached)

Exhibit L

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessments of compliance to be delivered by the Trustee, the Master Servicer and each Servicer shall address, at a minimum, the criteria identified in the chart below as “Applicable Servicing Criteria.” Servicing criteria that are not identified with a checkmark under the columns entitled “Master Servicer”, “Servicer” and “Trustee” are criteria that are not applicable to the respective entities.

Applicable Servicing Criteria
Item 1122(d) Reference	Servicing Criteria	Master Servicer	Servicer	Trustee
General Servicing Criteria
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	✓	✓
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	✓	✓
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card accounts or accounts are maintained.
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Cash Collection and Administration
1122(d)(2)(i)	Payments on credit card accounts are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.		✓	✓
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		✓	✓
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.			✓

Applicable Servicing Criteria
Item 1122(d) Reference	Servicing Criteria	Master Servicer	Servicer	Trustee
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.			✓
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	✓
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the Servicer.	✓
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✓		✓
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.			✓
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.			✓
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on credit card receivables designated to the trust is maintained as required by the transaction agreements or related asset pool documents.

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Applicable Servicing Criteria
Item 1122(d) Reference	Servicing Criteria	Master Servicer	Servicer	Trustee
1122(d)(4)(ii)	Account and related documents are safeguarded as required by the transaction agreements.	✓	✓
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		✓	✓
1122(d)(4)(iv)	Payments on credit card accounts, including any payoffs, made in accordance with the related credit card accounts documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.		✓
1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.		✓
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.		✓
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.		✓
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period an Account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent Accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).		✓
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for Accounts with variable rates are computed based on the related Account documents.		✓

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Applicable Servicing Criteria
Item 1122(d) Reference	Servicing Criteria	Master Servicer	Servicer	Trustee
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		✓
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			✓*

*	Only if applicable for any outstanding Securitization Transaction

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